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                                                                     Exhibit 4.1


                             COMPENSATION AGREEMENT

               This COMPENSATION AGREEMENT, dated April 26, 2002, by and between ROTARY POWER INTERNATIONAL, INC. (the "Client") and ONE EIGHTY ASSOCIATES LLC ("One Eighty").

               WHEREAS, One Eighty has heretofore provided various marketing and management consulting services to the Client; and

               WHEREAS, One Eighty and the Client desire to enter into this Agreement in order to set forth the compensation which One Eighty shall receive for such services.

               NOW, THEREFORE, in consideration of the premises and of the covenants made herein and of the mutual benefits to be derived herefrom, the parties hereto, intending to be legally bound, agree as follows:

               1. The Client acknowledges and agrees that One Eighty has heretofore rendered bona fide marketing and management consulting services to the Client pursuant to an Engagement Letter dated December 3, 2001 (the "Engagement Letter"), by and between the Client and One Eighty. The services rendered by One Eighty pursuant to the Engagement Letter consisted of, among other things, a review of the Client's business plan and strategy, an examination of potential business combinations and strategic alliances for the Client and a review of the market potential of certain products of the Client. The Client and One Eighty acknowledge and agree that the services previously rendered by One Eighty as described in the preceding sentence did not include any consulting or other services in connection with the offer or sale of the Client's securities in a capital raising transaction and did not, directly or indirectly, promote or maintain a market for the Client's securities.

               2. Pursuant to a Settlement Agreement dated as of March 14, 2002 (the "Settlement Agreement") and a Letter Agreement dated April 9, 2002 (the "Letter Agreement"), the Client and One Eighty agreed to settle all claims among them relating to the Engagement Letter upon the payment to One Eighty of $50,000 in cash by no later than April 30, 2002. One Eighty hereby acknowledges that it has previously received $25,000 from the Client in payment of the amounts required by the Settlement Agreement and the Letter Agreement and that $25,000 is the remaining outstanding balance as of the date hereof.

               3. In satisfaction of the outstanding $25,000 balance, the Client shall issue, and One Eighty agrees to accept, on the terms and conditions set forth in this paragraph, 100,000 shares of the Client's common stock (the "Shares"), which Shares shall be issued to Jonathan S. Hayes, a member of One Eighty who actually rendered a substantial portion of One Eighty's services described in paragraph 1 above, on or before April 30, 2002. The Shares, when issued, shall be registered under the Securities Act of 1933, as amended, pursuant to a registration statement filed by the Client with the Securities and Exchange Commission on Form S-8 (or, if Form S-8 is not then available, such other form of registration statement then available for the registration of the Shares). Any and all costs of filing such registration statement for the Shares shall be the responsibility of the Client.

               4. If for any reason the Shares are not issued to Jonathan S. Hayes on or before April 30, 2002, the Settlement Agreement, the Letter Agreement and this Agreement shall be null and void and of no further force or effect, and One Eighty will retain, and be restored to, all rights it had under the Engagement Letter.


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               IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                           ROTARY POWER INTERNATIONAL, INC.


                                           By: /s/ Ronald G. McKeown
                                               ---------------------------------
                                                  Name:  Ronald G. McKeown
                                                  Title: President and CEO




                                           ONE EIGHTY ASSOCIATES, LLC


                                           By: /s/ Jonathan S. Hayes
                                               ---------------------------------
                                                  Name:  Jonathan S. Hayes
                                                  Title: Member




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